UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 19, 2021
Date of Report (date of earliest event reported)
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware		001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O'Hear Avenue Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act		☐
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 19, 2021, the Board of Directors (the “Board”) of Ingevity Corporation (the “Company”) appointed Mary Dean Hall to serve as the Company’s Executive Vice President and Chief Financial Officer, effective April 19, 2021. John C. Fortson, named President and Chief Executive Officer effective September 1, 2020, currently serves as interim Chief Financial Officer.

Since 2015, Ms. Hall, age 63, has served as Vice President, Chief Financial Officer and Treasurer of Quaker Chemical Corporation, a publicly traded global provider of industrial process fluids. Prior to joining Quaker Chemical Corporation, Ms. Hall served as Vice President and Treasurer of Eastman Chemical Corporation, where she held various senior-level financial and treasury positions of increasing responsibility throughout her 20-year career. Before joining Eastman Chemical Corporation in 1995, Ms. Hall held financial and banking positions with Nalco Chemical Company and various banking institutions, including Citibank and First Chicago (now JPMorgan). Additionally, since August 2019, Ms. Hall has been a member of the board of directors of Applied Industrial Technologies, where she serves on the Audit and Governance committees. Ms. Hall holds a bachelor’s degree in management science from the University of California – San Diego and a Master’s of Business Administration degree from the University of California – Los Angeles.

Ms. Hall has no family relationships with any other executive officer or director of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Hall and any other person pursuant to which she was appointed to serve as an officer of the Company.

Ms. Hall will receive an annual base salary of $500,000. She will also be eligible to participate in the Company’s short-term incentive plan (“STIP”) beginning in 2021 and the Company’s long-term incentive plan (“LTIP”) beginning in 2022, with targets set annually by the Leadership Development and Compensation Committee. For 2021, under the Company’s STIP, Ms. Hall will receive an annual cash incentive award with a target value equal to 70% of her annual base salary that may pay from 0% to 200% of the target value. In 2022, under the Company’s LTIP, Ms. Hall will be eligible to receive a target level of 150% of her base salary for her total long-term award opportunity.

In addition, in 2021, Ms. Hall will receive the following one-time equity grants to compensate her for certain compensation that she will forfeit as a result of her departure from Quaker Chemical Corporation: (1) service-based restricted stock units (“RSUs”) with a grant date value of $85,062 that vest ratably over a 3-year period, (2) RSUs with a grant date value of $1,292,864, 50% of which will vest on the first anniversary of the grant date, and 25% of which will vest on both the second and third anniversaries of the grant date, (3) performance-based RSUs (“PSUs”) that cliff vest after a 3-year period, with a target value of $170,125 that may pay from 0% to 200% of the target value, and (4) non-qualified stock options with a grant date value of $85,062 that will vest ratably over a 3-year period. Ms. Hall’s 2021 target annual cash incentive award and 2021 PSU award are subject to performance terms substantially similar to those established for other senior executive officers of the Company.

Ms. Hall will also be entitled to change in control and severance benefits comparable to those of the Company’s other executive officers as described in the Compensation Discussion and Analysis section of our most recent proxy statement, with cash payments based on multipliers of 2x and 1x for (i) an involuntary termination without “cause” or a voluntary termination with “good reason” within two years of a change in control and (ii) an involuntary termination (absent cause) in the absence of a change in control, respectively. Ms. Hall will be eligible to participate in the Company’s other compensation and benefit plans and programs, including the Company’s deferred compensation plan, at a level consistent with her position and salary. Ms. Hall will also be entitled to reimbursement of certain relocation costs.

The Company issued a press release on March 24, 2021 announcing the appointments of Ms. Hall, a copy of which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Change in control and severance agreement between Ingevity Corporation and Mary Dean Hall dated March 19, 2021.*
99.1	Press release dated March 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ JOHN C. FORTSON
John C. Fortson
President and Chief Executive Officer
Date: March 24, 2021